Exhibit 99.4

BILL OF SALE

This BILL OF SALE is dated as of November 2, 2009 (the “Closing Date”) by PDL BIOPHARMA, INC., a Delaware corporation (“Seller”), in favor of QHP ROYALTY SUB LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Agreement, dated as of the Closing Date (the “Purchase and Sale Agreement”), pursuant to which, among other things, Seller agrees to sell, transfer, convey, assign, contribute and grant to Purchaser, and Purchaser agrees to purchase, acquire and accept from Seller, all of Seller’s right, title and interest in, to and under the Purchased Assets, for the consideration described in the Purchase and Sale Agreement; and

WHEREAS, the parties hereto now desire to carry out the purposes of the Purchase and Sale Agreement by the execution and delivery of this instrument evidencing Purchaser’s purchase, acquisition and acceptance of the Purchased Assets;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in the Purchase and Sale Agreement and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Seller, by this Bill of Sale, does hereby sell, transfer, convey, assign, contribute, grant, release, set over, confirm and deliver to Purchaser, and Purchaser does hereby purchase, acquire and accept, all of Seller’s right, title and interest in, to and under the Purchased Assets.

2.	The parties hereto acknowledge that Purchaser is not assuming any of the Excluded Liabilities and Obligations.

3.	Seller hereby covenants that, at any time or from time to time after the Closing Date, at Purchaser’s reasonable request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment, contribution, granting and confirmation, provide such materials and information and take such other actions, each as Purchaser may reasonably deem necessary to sell, transfer, convey, assign, contribute, grant, release, set over, confirm and deliver to Purchaser, and to confirm Purchaser’s title to, the Purchased Assets and to put Purchaser in actual possession of such Purchased Assets and assist Purchaser in exercising all rights with respect thereto.

4.	This Bill of Sale shall be binding upon and inure to the benefit of Seller, Purchaser and their respective successors and assigns, for the uses and purposes set forth and referred to above, effective immediately upon its delivery to Purchaser.

5.	THIS BILL OF SALE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

6.	This Bill of Sale may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

7.	The following terms as used herein shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director, officer or manager of such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing. For purposes hereof, the term “Affiliate” when used in respect of Seller shall be deemed to exclude Purchaser.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Closing Date, including common shares, ordinary shares, preferred shares, membership interests or share capital in a limited liability company or other Person, limited or general partnership interests in a partnership, beneficial interests in trusts or any other equivalent of such ownership interest or any options, warrants and other rights to acquire such shares or interests, including rights to allocations and distributions, dividends, redemption payments and liquidation payments.

“Counterparty” means Genentech, Inc., a Delaware corporation and a wholly-owned subsidiary of Roche Holding, Ltd.

“Counterparty Agreements” means, collectively, the Master Agreement, the License Agreements, the Settlement Agreement, the letter agreement entitled “Re: Amendments to Product Licenses and Settlement Agreement” dated July 27, 2009 from Counterparty to Seller executed by Seller and Counterparty, the letter agreement dated July 27, 2009 from Seller to Counterparty executed by Seller and Counterparty and the letter agreement dated September 22, 2009 from Seller to Counterparty executed by Seller and Counterparty.

“Excluded Liabilities and Obligations” has the meaning set forth in Section 2.4 of the Purchase and Sale Agreement.

“FDA” means the U.S. Food and Drug Administration and any successor agency thereto.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), commission, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including each Patent Office, the FDA and any other government authority in any country.

“License Agreements” means, collectively, (a) the PDL License Agreement dated as of November 3, 1998 between Seller and Counterparty (re HER-2/neu protein), as amended, (b) the PDL License Agreement dated as of December 18, 2003 between Seller and Counterparty (re IgE), as amended, (c) the PDL License Agreement dated as of March 5, 2004 between Seller and Counterparty (re VEGF), as amended, and (d) any other existing or future license agreements entered into under the Master Agreement.

“Licensed Patents” means the PDL Licensed Patents as defined in Exhibit C of the Purchase and Sale Agreement.

“Licensed Products” means Avastin® (Bevacizumab), Herceptin® (Trastuzumab), Lucentis® (Ranibizumab), Xolair® (Omalizumab) and any other products subject to the Master Agreement.

“Master Agreement” means the Amended and Restated Patent Licensing Master Agreement (Queen Patents) dated as of July 27, 2009 between Seller and Counterparty, as amended.

“Patent Office” means the applicable patent office, including the United States Patent and Trademark Office and any comparable foreign patent office, for any Licensed Patents.

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“Purchased Assets” means, collectively, (a) Seller’s rights under (i) the Counterparty Agreements to (1) receive the Purchased Counterparty Agreements Royalties, (2) receive the reports produced by Counterparty pursuant to the Counterparty Agreements in respect of worldwide sales of the Licensed Products, (3) audit the records of Counterparty in respect of such sales pursuant to the Counterparty Agreements and receive an audit report summarizing the results of any such audit and (4) make indemnification claims against Counterparty pursuant to the Counterparty Agreements and (ii) the Settlement Agreement to receive the Purchased Settlement Agreement Royalties, (b) to the extent permitted by the Counterparty Agreements, Seller’s right to (i) pay directly to Counterparty any amounts due and payable under the Counterparty Agreements from Seller to Counterparty, (ii) provide any reports to Counterparty that may be due under the Counterparty Agreements from Seller and (iii) to the extent possible, cure any breach of or default under the Counterparty Agreements by Seller, (c) Seller’s right to receive any Set-off pursuant to Section 2.2(c) of the Purchase and Sale Agreement, (d) Seller’s right to disapprove of an assignment of the Counterparty Agreements by Counterparty and (e) Seller’s right to transfer, assign or pledge the foregoing, in whole or in part, and the proceeds of and the rights to enforce each of the foregoing.

“Purchased Counterparty Agreements Royalties” means 60% of the Royalties under the Counterparty Agreements.

“Purchased Settlement Agreement Royalties” means 60% of the Royalties (except liquidated damages payments) under the Settlement Agreement if Counterparty breaches its obligations thereunder in respect of the Licensed Products.

“Royalties” means (a) all amounts or fees paid, owed, accrued or otherwise required to be paid to Seller or any of its Affiliates as a result of the sale by Counterparty or any Sublicensees of any of the Licensed Products (including not only from the sale of currently approved indications for each Licensed Product, but also from any additionally approved indications and from any off-label usage for such Licensed Product) and attributable to the period commencing on the Royalties Commencement Date, including all amounts due or to be paid to Seller or any of its Affiliates in lieu thereof (whether based upon sales of the Licensed Products or otherwise), (b) all indemnity payments, recoveries, damages or award or settlement amounts paid or payable to Seller or any of its Affiliates by any third party and arising out of or relating to the Licensed Products or as a result of a breach by Counterparty of any of the Counterparty Agreements with respect to any Licensed Product and attributable to the period commencing on the Royalties Commencement Date (except for liquidated damages payments under the Settlement Agreement), (c) all other amounts paid by Counterparty, any Sublicensee or any other Person arising out of, related to or resulting from the Licensed Products or the Counterparty Agreements and attributable to the period commencing on the Royalties Commencement Date (except for liquidated damages payments under the Settlement Agreement), (d) all accounts (as defined under the UCC) evidencing the rights to the payments and amounts described herein and (e) all proceeds (as defined under the UCC) of any of the foregoing.

“Royalties Commencement Date” means October 1, 2009.

“Set-off” means any set-off, off-set, rescission, counterclaim, reduction, deduction or defense.

“Settlement Agreement” means the Settlement Agreement dated December 18, 2003 between Seller and Counterparty, as amended.

“Sublicensee” means any sublicensee of Counterparty under the Counterparty Agreements.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware; provided, that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the back-up security interest granted pursuant to Section 2.1(d) of the Purchase and Sale Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of Delaware, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of the Purchase and Sale Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale as of the day and year first written above.

PDL BIOPHARMA, INC.

By:	/s/ John P. McLaughlin
Name:	John P. McLaughlin
Title:	President and Chief Executive Officer

QHP ROYALTY SUB LLC

By: PDL BioPharma, Inc., its Member

By:	/s/ John P. McLaughlin
Name:	John P. McLaughlin
Title:	President and Chief Executive Officer